SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: January 6, 2004


                            INDUSTRIAL MINERALS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                         000-30651                 06-1474412
--------                         ---------                 ----------
(State or other                 (Commission                (IRS Employer
 jurisdiction of                 File Number)             Identification No.)
 incorporation)


           Suite 750, 2 Robert Speck Parkway, Mississauga, ON L4Z 1H8
           ----------------------------------------------------------
                                (Current Address)

       Registrant's Telephone Number, Including Area Code: (905) 306-3456

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         None.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None.


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On December 31, 2003, Thomas S. Bamford and Richard H. Woodhead were appointed as directors.

THOMAS S. BAMFORD

Thomas S. Bamford, age 54, obtained a Bachelor of Science in Geological Engineering from the University of Saskatchewan in 1971, Master of Science (Geology/Geophysics) from the University of Saskatchewan in 1973, and a Masters of Business Administration from the University of Saskatchewan in 1978.

Mr. Bamford is a member of the Association of Professional Engineers and Geoscientists of Saskatchewan (APEGS). He became affiliated with APEGS in 1975. Mr. Bamford has held since 1996 an APEGS license to consult. In 1995 Mr. Bamford established and operated a Calgary-based management consulting and database/software development practice with emphasis on the process of analyzing operational and economic performance for the oil and gas industry. Current focus of this consulting practice is to design and organize private financing and structuring for tax-effective and traditional oil and gas investment vehicles in western Canada.

Mr. Bamford held the positions of President and CEO (1998-1999) and Chief Financial Officer (1997-1998) of Westlinks Resources Ltd. Mr. Bamford was a director of Westlinks Resources Ltd. from 1997 to 2000. Westlinks Resources Ltd. was an Alberta Stock Exchange traded junior oil and Gas Company, which grew through acquisition, merger and amalgamation.

Mr. Bamford began his career in 1975 with Saskatchewan Oil and Gas Corporation (Saskoil) and remained with Saskoil (now Wascana Energy Inc.) through 1995. He participated in various aspects of the technical, operating, administration and financial growth of a start-up, private, oil company (Saskoil) through its trans -ition to a publicly traded senior production company (Wascana Energy). Career development during this period focused on the design and development of new busi -ness opportunities, processes, methods and systems as well as providing special project leadership to these initiatives.

He held the following positions at Wascana Energy Inc. (formerly Saskoil), Reserves and Evaluations Engineer (04/1975-09/1977), Educational Leave (09/1977-04/1978), Reservoir Engineer (04/1978-12/1979), Director Planning and Special Projects (01/1980-04/1983), Acting Vice-President, Finance (11/1981-04/1982), Manager, Exploration Geology (04/1983-11/1985), Manager,
Business Development (11/1985-06/1987), Manager, Corporate Planning (06/1987-08/1989), Manager, Research (05/1992-04/1994), Manager, Special
Projects (05/1992-04/1994) and Manager, Budgets and Reserves, (05/1994-12/1995).

RICHARD H. WOODHEAD

Mr. Woodhead, age 51, obtained a BA (English) with distinction from the University of Calgary in 1973 and a B.Sc. (Psychology) with distinction from the University of Calgary in 1975, Masters of Business Administration (Finance) from the University of British Columbia in 1981. Mr. Woodhead was ranked first in the MBA program at the University of British Columbia.

In 2003 Mr. Woodhead joined TD Canada Trust and is the regional manager, builder development for Western Canada. Mr. Woodhead manages the builder capped rate mortgage program for new construction throughout Western Canada.

In 1992 Mr. Woodhead joined the Canadian Imperial Bank of Commerce (CIBC) and remained with them through 2002. Mr. Woodhead was the Director and business head for the Western Canada Real Estate Group for the CIBC (2000-2002). During this period he managed the financial performance of a $500 million portfolio (as measured by ROE) capital usage, new deal generation and cross-selling, including mezzanine financing. Mr. Woodhead was Director, Real Estate (1997-2000) and a senior manager of Real Estate (1992-1997 at the CIBC. During this period he managed a $200 million commercial construction portfolio in central Canada until 1996, with British Columbia being added thereafter.

Manvest Ltd. (1990-1992) of Calgary, AB employed Mr. Woodhead as Vice President, Corporate Development. He managed existing real estate investments and evaluated potential real estate investment opportunities for Manvest Ltd.

The Bank of Montreal (Petroleum and Mining Division) employed Mr. Woodhead (1983 -1990) in Calgary, AB. He was Senior Account manager Corporate and Government Banking He prepared and recommended major corporate credits in the energy and mining sectors, based on financial/risk analysis and engineering evaluations.

He served as a Petroleum Finance Officer (1982-1983) with the Canadian Imperial Bank of Commerce in Calgary.

Mr. Woodhead joined Trizec Corporation (1981-1982) as a Retail Leasing Representative in Calgary. There he worked with the Vice President, Retail Leasing in implementation of corporate retail leasing plans and policies in 12 regional shopping centers across Canada and multi-use office developments.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

        None.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         Financial Statements:                       None

         Exhibits:                                   Integrity and Ethics Policy


ITEM 8.  CHANGE IN FISCAL YEAR

          None.


ITEM 9.  REGULATION FD DISCLOSURE.

          None.


ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

        On December 31, 2003, the Company adopted an Integrity and Ethics Policy which is attached hereto as an exhibit.


ITEM 11.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
PLANS

          None.


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

          None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2004
                                        Industrial Minerals, Inc.



                                        By: /s/ John Melnyk
                                            ----------------------------------
                                            John Melnyk, CFO & Secretary